EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 29, 2006, relating to the financial statements and financial statement schedule of Mindspeed Technologies, Inc. and management’s report on effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended September 30, 2006.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 23, 2007